Exhibit 15.1

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-267654) of our report dated May 30, 2022 and March 27, 2023 relating to the combined financial statements and schedules of Dada Auto Inc. as of December 31, 2021, and for the years ended December 31, 2021.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, May 9, 2024